Exhibit 99.1

American Public Education Reports Second Quarter 2026 Financial Results

~ Completed Institutional Combination Subsequent to Quarter End, Creating a Single HLC-Accredited Institution ~

~ Raises Full Year 2026 Revenue, Net Income and Adjusted EBITDA Guidance ~

CHARLES TOWN, W.V. – August 10, 2026 -- American Public Education, Inc. (the “Company”) (Nasdaq: APEI), a company that transforms lives, advances careers and improves communities by providing online and campus-based postsecondary education to approximately 109,000 students, has reported financial and operational results for the second quarter ended June 30, 2026.

"I am pleased with the strong financial results we delivered in the second quarter, reflecting continued demand across our businesses and disciplined execution against our strategic priorities, including the opening of Health+’s new Orlando campus, part of our “Trailblazer” campus opening strategy.  Following the end of the quarter, I am very pleased to announce that we completed the combination of American Public University System, Rasmussen University, and Hondros College of Nursing into one Higher Learning Commission-accredited institution named American Public University System,” said Angela Selden, President and Chief Executive Officer.

Selden concluded, "As we raise revenue, net income and adjusted EBITDA guidance for 2026, we remain focused on disciplined execution and building on the momentum established in the first half of the year."

Key Second Quarter 2026 Highlights (as Compared to Second Quarter 2025)

•	Consolidated revenue of $171.7 million, a 5.5% year-over-year increase, compared to $162.8 million.

o	Excluding revenue from Graduate School USA (GSUSA), which was sold in July 2025, consolidated revenue would have increased 7.8% when compared to the prior period.

o	Health+ segment revenue growth of 11.0% year-over-year to $86.2 million, primarily driven by increased enrollments and modest tuition increases.

o	Military+ segment revenue growth of 4.7% year-over-year to $85.5 million, primarily driven by increased net course registrations.

•	Net income available to common stockholders increased to $9.8 million, compared to a loss of ($0.3) million.

•	Adjusted EBITDA increased 36.8% to $20.7 million, compared to $15.1 million.

•	Net income per diluted common share increased to $0.52, compared to a loss of ($0.02).

•	Cash flows from operations were $12.1 million, compared to $14.8 million.

Balance Sheet and Liquidity

•	Total cash, cash equivalents, restricted cash and short-term investments were $222.8 million at June 30, 2026, compared to $176.5 million at December 31, 2025, representing an increase of $46.3 million, or 26.2%.

Repurchase Program

•	As previously announced, on March 10, 2026, the Board approved a common stock repurchase program of up to $50 million in the aggregate, replacing our prior repurchase authorizations. During the three and six months ended June 30, 2026, the Company repurchased 70,365 and 88,205 shares of common stock, respectively. As of June 30, 2026, there remains $45.0 million available under our share repurchase authorization.

Registrations and Enrollment

	Q2 2026	Q2 2025	% Change
Military+[1]
For the three months ended June 30,
Net Course Registrations	98,300	96,400	2.0%
Health+ [2]
For the three months ended June 30,
Total Student Enrollment	19,600	18,300	6.6%

1.	Military+ Net Course Registrations represents the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty. Excludes students in doctoral programs.
2.	Health+ Total Student Enrollment represents students in an active status as of the full-term census or billing date.

Third Quarter and Full Year 2026 Outlook

The following statements are based on APEI's current expectations. These statements are forward-looking and actual results may differ materially. APEI undertakes no obligation to update publicly any forward-looking statements for any reason unless required by law. Refer to APEI's earnings conference call and presentation for further details.

In millions, except enrollment, net registrations and per share data	Third Quarter 2026	Third Quarter 2025
Military+ Net Registrations	101,000-103,000 +1.0%-3.0% y/y	100,000
Health+ Enrollment	19,100 +2.5% y/y	18,600
Revenue	$164.5 - $167.0	$163.2
Net Income Available to Common Stockholders	$3.4 - $5.4	$5.6
Adjusted EBITDA	$14.0 - $17.0	$20.7
Diluted Earnings per Share	$0.18 - $0.29	$0.30

In millions, except per share data	Full Year 2026	Full Year 2025
Revenue	$690.0 - $698.0	$648.9 Includes $8.0 of GSUSA Revenue
Net Income Available to Common Stockholders	$46.5 - $52.5	$25.3
Adjusted EBITDA	$96.0 - $104.0	$85.7
Diluted Earnings per Share	$2.48 - $2.79 per share	$1.36 per share
Capital Expenditures	$25.0 - $28.0	$15.9

Second Quarter 2026 Earnings Call

The Company will hold a conference call on Monday, August 10, 2026, at 5:00 PM Eastern Time to discuss its financial results for the second quarter ended June 30, 2026.

Date: Monday, August 10, 2026

Time: 5:00 PM Eastern Time (2:00 PM Pacific Time)

USA – Toll-Free Dial-in: (833) 461-5787

Conference ID: 397456726

Webcast: 2Q26 Webcast Link

The Company will also provide a link on its website at https://www.apei.com/overview/default.aspx for those who wish to stream the call via webcast. If dialing in, please call the conference telephone number 5 to10 minutes prior to the start time.

A replay of the conference call will also be available through the Company’s website through August 24, 2026.

Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures of EBITDA (earnings before interest, taxes, depreciation, and amortization), adjusted EBITDA (EBITDA less non-cash expenses such as stock compensation and non-recurring expenses), adjusted EBITDA margin, segment EBITDA, and segment EBITDA margin. APEI believes that the use of these measures is useful because they allow investors to better evaluate APEI's operating profit and cash generation capabilities.

Adjusted EBITDA for the three months ended June 30, 2026, and 2025, excludes stock compensation, loss on disposals of long-lived assets, other professional fees, and in the three months ended June 30, 2025, loss on sale of subsidiary.

These non-GAAP measures should not be considered in isolation or as an alternative to measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of our non-GAAP measures is that they exclude expenses that are required by GAAP to be recorded. In addition, non-GAAP measures are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded.

APEI is presenting EBITDA and adjusted EBITDA in connection with its GAAP results and urges investors to review the reconciliation of EBITDA and adjusted EBITDA to the comparable GAAP financial measures that are included in the tables following this press release (under the captions "GAAP Net Income to Adjusted EBITDA" "GAAP Outlook Net Income to Outlook Adjusted EBITDA" and “Education Unit Profile – Segment Summary”) and not to rely on any single financial measure to evaluate its business.

About American Public Education

American Public Education, Inc. (Nasdaq: APEI), through its two segments, Military+ and Health+, provides education that transforms lives, advances careers, and improves communities.

Military+ provides online postsecondary education to approximately 89,400 adult learners, directed primarily at the needs of military, veterans, extended military and veteran families, and other public service and service-minded communities through American Public University System, which includes: American Military University and American Public University.

Health+ provides nursing- and health sciences-focused postsecondary education to approximately 19,600 students at 27 campuses in eight states and online through Rasmussen University and Hondros College of Nursing.

American Public University System, which includes American Military University, American Public University, Rasmussen University, and Hondros College of Nursing, is a consolidated institution institutionally accredited by the Higher Learning Commission (HLC), an institutional accreditation agency recognized by the U.S. Department of Education.

Forward Looking Statements

Statements made in this press release regarding American Public Education, Inc. ("APEI" or the "Company") that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about APEI and the industry. Forward-looking statements include, without limitation, statements regarding expectations for growth, registration, enrollments, demand, revenues, net income, earnings per share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, the growth and profitability of APEI, and related growth strategies, and plans with respect to and future impacts of recent, current and future initiatives, including the recently completed combination of American Public University System, Rasmussen University and Hondros College of Nursing into one consolidated institution and the expected benefits and future impacts thereof.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to: APEI's failure to comply with, or adverse actions relating to, regulatory and accrediting agency requirements, including the "90/10 Rule", and to maintain institutional accreditation and the impacts of any actions APEI may take to prevent or correct such failure; changes in the post-secondary education regulatory environment as a result of U.S. federal elections, including any changes by or as a result of actions of the current administration to the operations of the Department of Education or changes to or the elimination or implementation of laws, regulations, standards, policies, and practices; potential or actual government shutdowns and uncertainties in the estimated impacts of any such shutdowns on APEI and Military+ and its prospective and current students, and APEI's inability to mitigate these impacts; government budget and federal workforce uncertainty; the combination of American Public University System, Rasmussen University, and Hondros College of Nursing into one consolidated institution; APEI's dependence on the effectiveness of its ability to attract students who persist in its institutions' programs; changing market demands;  declines in enrollments at APEI's subsidiaries; APEI's inability to effectively market its institutions' programs; APEI's inability to maintain strong relationships with the military and maintain course registrations and enrollments from military students; the loss or disruption of APEI's ability to receive funds under Title IV or TA programs or the reduction, elimination, or suspension of federal funds; adverse effects of changes APEI makes to improve the student experience and enhance the ability to identify and enroll students who are likely to succeed; APEI's need to successfully adjust to future market demands by updating existing programs and developing new programs; APEI's loss of eligibility to participate in Title IV programs or ability to process Title IV financial aid; economic and market conditions and changes in interest rates; difficulties involving acquisitions; APEI's indebtedness, including the refinancing thereof; APEI's dependence on and the need to continue to invest in its technology infrastructure, including with respect to third-party vendors; the inability to recognize the intended benefits of APEI's cost savings and reduction and revenue generating efforts; APEI's ability to manage and limit its exposure to bad debt; and the various risks described in the "Risk Factors" section and elsewhere in APEI's Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings with the SEC. You should not place undue reliance on any forward-looking statements. APEI undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

Company Contact
Frank Tutalo
Director, Public Relations
American Public Education, Inc.
ftutalo@apei.com

Investor Relations
Shannon Devine

MZ North America

Direct: 203-858-1945
APEI@mzgroup.us

American Public Education, Inc.
Consolidated Statement of Income
(In thousands, except per share data)

	Three Months Ended
	June 30,
	2026	2025
	(unaudited)
Revenue	$171,731	$162,766
Costs and expenses:
Instructional costs and services	76,640	78,423
Selling and promotional	40,115	35,048
General and administrative	37,492	38,147
Depreciation and amortization	3,953	4,088
Loss on disposals of long-lived assets	5	35
Total costs and expenses	158,205	155,741
Income from operations before interest and income taxes	13,526	7,025
Interest income (expense), net	634	(1,108)
Income before income taxes	14,160	5,917
Income tax expense	4,387	1,421
Net income	$9,773	$4,496
Preferred stock dividends	-	1,319
Loss on redemption of preferred stock	-	3,501
Net income available to common stockholders	$9,773	$(324)

Income (loss) per common share:
Basic	$0.53	$(0.02)
Diluted	$0.52	$(0.02)

Weighted average number of common shares:
Basic	18,362	18,034
Diluted	18,810	18,597

	Three Months Ended
Segment Information:	June 30,
	2026	2025
Revenue:
Military+ Segment	$85,538	$81,731
Health+ Segment	$86,216	$77,655
Corporate and other[1]	$(23)	$3,380
Income (loss) from operations before
interest and income taxes:
Military+ Segment	$23,723	$21,442
Health+ Segment	$308	$(2,378)
Corporate and other	$(10,505)	$(12,039)

	Six Months Ended
	June 30,
	2026	2025
	(unaudited)
Revenue	$346,469	$327,317
Costs and expenses:
Instructional costs and services	151,270	153,367
Selling and promotional	77,982	70,253
General and administrative	73,782	74,554
Depreciation and amortization	8,107	8,080
Loss on assets held for sale	-	1,527
Loss on disposals of long-lived assets	159	265
Total costs and expenses	311,300	308,046
Income from operations before interest and income taxes	35,169	19,271
Loss on extinguishment of debt	(1,672)	-
Interest expense, net	(91)	(1,995)
Income before income taxes	33,406	17,276
Income tax expense	5,902	3,887
Net income	$27,504	$13,389
Preferred stock dividends	-	2,751
Loss on redemption of preferred stock	-	3,501
Net income available to common stockholders	$27,504	$7,137

Income per common share:
Basic	$1.50	$0.40
Diluted	$1.46	$0.39

Weighted average number of common shares:
Basic	18,322	17,937
Diluted	18,808	18,496

	Six Months Ended
Segment Information:	June 30,
	2026	2025
Revenue:
Military+ Segment	$174,981	$165,677
Health+ Segment	$171,572	$154,582
Corporate and other[1]	$(84)	$7,058
Income (loss) from operations before
interest and income taxes:
Military+ Segment	$54,441	$45,568
Health+ Segment	$825	$(3,196)
Corporate and other	$(20,097)	$(23,101)

1.	Corporate and Other includes tuition and contract training revenue earned by GSUSA and the elimination of intersegment revenue for courses taken by employees of one segment at other segments.

American Public Education, Inc.

Consolidated Balance Sheet

(In thousands)

	As of June 30, 2026	As of December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$146,548	$176,499
Short-term Investments	76,256
Accounts receivable, net of allowance of $21,754 in 2026 and $21,113 in 2025	35,512	65,662
Prepaid expenses	20,068	14,197
Income tax receivable	4,136	3,458
Total current assets	282,520	259,816
Property and equipment, net	69,534	70,598
Operating lease assets, net	55,390	57,686
Deferred income taxes	36,613	39,176
Intangible assets, net	28,221	28,221
Goodwill	59,593	59,593
Other assets, net	5,875	6,328
Total assets	$537,746	$521,418
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,148	$4,822
Accrued compensation and benefits	20,797	22,463
Accrued liabilities	20,349	13,375
Deferred revenue and student deposits	23,928	23,016
Lease liabilities, current	11,109	11,374
Long-term debt, current	5,625	-
Total current liabilities	86,956	75,050
Lease liabilities, long-term	55,098	56,921
Long-term debt, net	81,635	94,665
Total liabilities	$223,689	$226,636

Stockholders’ equity:
Common stock, $.01 par value; 100,000,000 shares authorized; 18,367,887 issued and outstanding in 2026; 18,125,860 issued and outstanding in 2025	183	181
Additional paid-in capital	307,878	311,119
Accumulated other comprehensive loss	(7)	(18)
Retained earnings (accumulated deficit)	6,003	(16,500)
Total stockholders’ equity	314,057	294,782
Total liabilities and stockholders’ equity	$537,746	$521,418

GAAP Net Income to Adjusted EBITDA:

The following table sets forth the reconciliation of the Company’s reported GAAP net income to the calculation of adjusted EBITDA for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2026	2025	2026	2025
Net income (loss) available to common stockholders	$9,773	$(324)	$27,504	$7,137
Preferred dividends	-	1,319	-	2,751
Loss on redemption of preferred stock	-	3,501	-	3,501
Net income	$9,773	$4,496	$27,504	$13,389
Income tax expense	4,387	1,421	5,902	3,887
Interest (income) expense, net	(634)	1,108	91	1,995
Loss on extinguishment of debt	-	-	1,672	-
Depreciation and amortization	3,953	4,088	8,107	8,080
EBITDA	17,479	11,113	43,276	27,351

Loss on assets held for sale	-	-	-	1,527
Other professional fees	938	1,715	1,881	2,704
Stock compensation	2,232	2,238	4,559	4,501
Loss on disposals of long-lived assets	5	35	159	265
Adjusted EBITDA	$20,654	$15,101	$49,875	$36,348

Segment Summary

($ in millions)

		2Q26	2Q25
	Revenue	$85.5	$81.7
	Operating Income[1]	23.7	21.4
	Margin	28%	26%
	+ Depreciation and Amortization	1.1	1.0
	EBITDA	$24.8	$22.4
	EBITDA Margin	29%	27%

	Revenue	$86.2	$77.7
	Operating Income[1]	0.3	(2.4)
	Margin	0%	-3%
	+ Depreciation and Amortization	2.4	2.7
	EBITDA	$2.7	$0.3
	EBITDA Margin	3%	0%

	Revenue	$-	$3.4
	Operating Income[1]	-	(2.6)
	+ Depreciation and Amortization	-	0.1
	EBITDA	$-	$(2.5)

Corporate	Operating Income[1]	$(10.5)	$(9.4)
	+ Depreciation and Amortization	0.4	0.3
	EBITDA[3]	$(10.0)	$(9.1)

	Consolidated Revenue	$171.7	$162.8

	Operating Income[1]	13.5	7.0
	Net income (loss) available to common stockholders	9.8	(0.3)
	Margin	8%	4%
	+ Depreciation and Amortization	4.0	4.1
	Consolidated EBITDA	17.5	11.1
	+ Adjustments[2]	3.2	4.0
	Consolidated Adjusted EBITDA[4]	$20.7	$15.1
	Adjusted EBITDA Margin	12%	9%

1	Operating Income reflects income (loss) from operations before interest and income taxes as disclosed in our Q2 2026 10-Q.
2	Adjustments include stock compensation expense, loss on disposals of long-lived assets, loss on assets held for sale, and other professional fees.
3	Corporate results include unallocated corporate activity and eliminations.
4.	Please refer to the "GAAP Net Income to Adjusted EBITDA" table for a reconciliation of net income to consolidated adjusted EBITDA.

GAAP Net Income to Adjusted EBITDA:
The following table sets forth the reconciliation of the Company’s outlook GAAP net income to the calculation of outlook adjusted EBITDA for the three months ending September 30, 2026 and twelve months ending December 31, 2026:

	Three Months Ending		Twelve Months Ending
	September 30, 2026		December 31, 2026
(in thousands)	Low	High	Low	High
Net Income	$3,385	$5,380	$46,540	$52,467
Income tax expense	1,705	2,710	16,863	18,936
Interest (income) expense, net	-300	-300	-500	-500
Loss on extinguishment of debt	-	-	1,672	1,672
Depreciation and amortization	4,660	4,660	17,600	17,600
EBITDA	9,450	12,450	82,175	90,175
Stock compensation	2,125	2,125	8,850	8,850
Other professional fees	900	900	3,250	3,250
Severance	1,525	1,525	1,525	1,525
Other	-	-	200	200
Adjusted EBITDA	$14,000	$17,000	$96,000	$104,000